UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 7, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 7, 2010, Medicis Pharmaceutical Corporation (the “Company”) received notice from Mylan Inc. that its majority owned subsidiary Matrix Laboratories Limited (“Matrix”) has filed an Abbreviated New Drug Application (“ANDA”) containing a Paragraph IV Patent Certification with the U.S. Food and Drug Administration (“FDA”) for generic SOLODYN® in its forms of 65mg and 115mg strengths. Mylan has not advised the Company as to the timing or status of the FDA’s review of Matrix’s filing, or whether Matrix has complied with FDA requirements for proving bioequivalence. The Paragraph IV Certification alleges that the Company’s U.S. Patent No. 5,908,838 (the “’838 Patent”) is invalid and/or will not be infringed by Matrix’s manufacture, use or sale of the products for which the ANDA was submitted. The expiration date for the ’838 Patent is in 2018. The Company is evaluating the details of Matrix’s certification letter and considering its options. The Company believes that if it sues Matrix within 45 days of receiving the notice, the FDA cannot approve the ANDA until after the expiration of a 30-month stay period or in the event of a court decision holding that the ’838 Patent is invalid or not infringed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary